PROSPECTUS SUPPLEMENT

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-43496

DeCrane Aircraft Holdings, Inc.

12% Series B Senior Subordinated Notes due 2008

Supplement to Prospectus Dated August 23, 2000
(Registration Statement No. 333-43496)
Filed Pursuant to Rule 424(b)(3) of the Rules and Regulations
Under the Securities Act of 1933

Recent Developments

    On February 1, 2001 Donaldson, Lufkin & Jenrette Securities Corporation changed its name to Credit Suisse First Boston Corporation. All references in the prospectus to Donaldson, Lufkin & Jenrette and Donaldson, Lufkin & Jenrette Securities Corporation are hereby amended to be references to Credit Suisse First Boston Corporation.

Credit Suisse First Boston Corporation

The date of this Prospectus Supplement is February 1, 2001